ALBERTA

     ARTICLES OF AMENDMENT

Business Corporations Act

Section 29 or 177

1.  Name of Corporation

2. Corporate Access Number

COASTAL PACIFIC MINING CORP.	2013101130

3.

Item number 3 of the Articles of the above named corporation are amended in accordance with Section 173(1)(m) of the Business Corporations Act.

The restrictions of share transfers of the Corporation are set forth in Item No. 3 of the Articles of Incorporation are hereby amended in its entirety to read as follows:

1.

RESTRICTIONS ON SHARE TRANSFERS (IF ANY):

NO SHARES OF THE CORPORATION SHALL BE TRANSFERRED WITHOUT THE APPROVAL OF THE DIRECTORS OF THE CORPORATION AS EVIDENCED BY A RESOLUTION OF THE DIRECTORS OF THE CORPORATION.

      /s/  Divian Dennis

               DIVIAN DENNIS_          __            2008/01/29

Authorized Signature

Name of Person Authorizing (Please Print)                  Date

DL #90847-328

          PARALEGAL

Identification

       Title (Please Print)

This information is being collected for the purposes of corporate registry records in accordance with the Business Corporations Act.  Questions about the collection of this information can be directed to the Freedom of Information and Protection of Privacy coordinator for the Alberta Government, Box 3140, Edmonton, Alberta, T5J 2G7, (780) 427-7013

REG3054 (2003/05)